Exhibit 10.3














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                                                      EXHIBIT A

                   INSTRUMENT OF AMENDMENT TO

       THE BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

                    401(k) PROFIT SHARING PLAN

     The Burlington Coat Factory Warehouse Corporation 401(k)
Profit Sharing Plan, as amended and restated effective June 29, 1997 (hereinafter referred to as the "Plan"), is hereby amended as follows, effective as of the dates set forth herein:

1. Effective as of June 29, 1997, the definition of "Year of Service" is hereby amended in its entirety to read as follows:

               "Year of Service" means a Plan Year
          during which a Participant completes at least
          1,000 Hours of Service; provided, that (i) for purposes of determining an Employee's eligibility to participate in the Plan, pursuant to ARTICLE 1, a Year of Service shall mean any twelve (12) consecutive month period, beginning on or after the date of the Employee's employment with an Affiliate, during which he completes at least 1,000 of Service; and (ii) for purposes of determining the vesting of a Participant's interest, pursuant to ARTICLE VIII, (A) an Employee who is credited with at least 1,000 Hours of Service in both his first twelve (12) consecutive months of employment and the Plan
          Year which begins during such twelve (12)
          month period shall be credited with two (2)
          Years of Service at the end of such Plan Year and (B) Years of Service completed by the Participant prior to his attainment of age eighteen (18) shall be disregarded."

2.   Effective as of June 29, 1997, the first sentence of Section
     2.4(a) of the Plan is hereby amended by substituting the phrase "dollar amount" for the word "percentage."

3.   Effective as of June 29, 1997, the first sentence of Section
     3.2(a) of the Plan is hereby amended by substituting the phrase "dollar amounts of contributions" for the phrase
     "contribution percentages."

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4.   Effective as of June 29, 1997; the parenthetical statement in the second sentence of Section 3.3 of the Plan is hereby amended by substituting the phrase "dollar amount of contribution" for the phrase "contribution percentage."

5. Effective as of December 1, 1997, Section 7.3 of the Plan is hereby amended by redesignating the existing provision as subsection 7.3(a), by adding the following sentence to the end of such redesignated subsection 7.3(a):

          "In the event that (i) a Participant fails to make a designation, or (ii) the Committee does not receive a Participant's written notice or
          (iii) no record exists within the voice
          response system utilized by the Plan of a Participant's designation of Investment Funds, the Trustee shall invest any amount it receives with respect to such Participant in the "Stable Value Fund" and the Committee shall take reasonable steps to elicit an Investment Fund designation from the
          Participant."

     and by adding the following new subsection 7.3(b) at the end thereof:

          "(b) Purchases of Stock made pursuant to a Participant's designation will be made on the open market or with Stock held in the Company's Treasury ("Treasury Stock"), and the
          Participant's Account will be credited with the number of whole and fractional shares of Stock so purchased (net of any brokerage commissions and fees). Sales of Stock from the Stock Fund will be made on the open market.
          Purchases and sales of Stock on the open market will be reflected at the Trustee's cost, net of any brokerage commissions and fees, of such purchases and sales. Purchases made with Treasury Stock will be reflected at the closing sales price for Stock on the day on which a Participant directs the Trustee to effect an investment in the Stock Fund on his behalf (or if no Stock is traded on that day, on the next day on which open market trades in Stock occur)."


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6.   Effective December 1, 1997, Section 7.4 of the Plan is amended by adding the following after the fourth sentence therein:

          "Any cash dividends and cash proceeds from any other distributions received with respect to a Participant's interest in the Stock Fund will be reinvested in additional shares of Stock."

7. Effective as of June 29, 1997, Section 9.5 of the Plan is hereby amended by adding the following proviso clause at the end of the first sentence therein:

          " ; and further provided, that, at the
          election of the Participant (or, if
          applicable, his beneficiary) and subject to any restrictions contained in Section 7.7, the portion of such single sum payment that is attributable to the Participant's investment in the Stock Fund may be paid in whole shares of Stock equal in value to all or part of the Participant's interest in the Stock Fund and any remaining interest in the Stock Fund shall be paid in cash."







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